                                                                   EXHIBIT 10.13



                         TRUST SHARE TRANSFER AGREEMENT

BETWEEN:

            RICHARD M. GLICKMAN, an individual resident in the Province of British Columbia

            (the "TRUSTEE")

AND:

            BRUCE G. COUSINS, an individual resident in the Province of British Columbia

            (the "TRANSFEREE")

WHEREAS:

A. The Trustee is the trustee of the 2002 Aspreva Incentive Stock Purchase Plan Trust Agreement (the "TRUST AGREEMENT");

B. The Trustee desires to transfer to the Transferee, and the Transferee desires to receive, 20,000 common shares (the "TRUST SHARES") in the capital of Aspreva Pharmaceuticals Corporation (the "COMPANY"); and

C. The board of directors of the Company has approved the transfer of the Trust Shares from the Trustee to the Transferee.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises, the mutual covenants and agreements set forth in this Agreement and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties), the parties hereby agree as follows:

1. Transfer. The Trustee hereby agrees that, as soon as reasonably practicable following the execution of this Agreement, the Trustee will distribute to the Transferee under the Trust Agreement the Trust Shares and will cause to be delivered to the Transferee a share certificate (the "TRUST SHARE CERTIFICATE") registered in the Transferee's name representing the Trust Shares.

2. Agreement to Be Bound. The Transferee agrees that, as a condition to being entitled to receive the Trust Shares and the Trust Share Certificate, the Transferee will execute and deliver to the Company, in a form satisfactory to the Company's solicitors, an agreement to be bound (the "AGREEMENT TO BE BOUND") to the amended and restated shareholders' agreement dated March 5, 2004, as amended, between the Company and its shareholders.

3. Return of Trust Shares. The Transferee agrees that, as an additional condition to being entitled to receive the Trust Shares and the Trust Share Certificate, the Transferee will, if the Transferee's executive employment agreement between the Transferee and the

      Company (the "EMPLOYMENT AGREEMENT") dated January 23, 2004 is terminated in accordance with its terms, immediately transfer to the Trustee, or as the Trustee may direct, for no consideration, all right, title and interest in and to the following Trust Shares, if any, and will cause a certificate representing such Trust Shares to be issued to the Trustee, or as the Trustee may direct, unless there has been a "CHANGE IN CONTROL" of the Company (as defined in the change of control agreement between the Company and the Transferee dated January 23, 2004 and attached to the Employment Agreement as Schedule B) during the term of the Employment
      Agreement:



      TERMINATION DATE               NUMBER OF TRUST SHARES TO BE TRANSFERRED
      ----------------               ----------------------------------------
      Before April 15, 2004                        19,444
      Before May 15, 2004                          18,888
      Before June 15, 2004                         18,332
      Before July 15, 2004                         17,776
      Before August 15, 2004                       17,220
      Before September 15, 2004                    16,664
      Before October 15, 2004                      16,108
      Before November 15, 2004                     15,552
      Before December 15, 2004                     14,996
      Before January 15, 2005                      14,440
      Before February 15, 2005                     13,884
      Before March 15, 2005                        13,328
      Before April 15, 2005                        12,772
      Before May 15, 2005                          12,216
      Before June 15, 2005                         11,660
      Before July 15, 2005                         11,104
      Before August 15, 2005                       10,548
      Before September 15, 2005                     9,992
      Before October 15, 2005                       9,436
      Before November 15, 2005                      8,880
      Before December 15, 2005                      8,324
      Before January 15, 2006                       7,768
      Before February 15, 2006                      7,212
      Before March 15, 2006                         6,656
      Before April 15, 2006                         6,100
      Before May 15, 2006                           5,544
      Before June 15, 2006                          4,988
      Before July 15, 2006                          4,432
      Before August 15, 2006                        3,876
      Before September 15, 2006                     3,320
      Before October 15, 2006                       2,764
      Before November 15, 2006                      2,208
      Before December 15, 2006                      1,652
      Before January 15, 2007                       1,096
      Before February 15, 2007                        540
      On or before March 15, 2007                     NIL


4. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and applicable laws of Canada and the parties hereto attorn to the exclusive jurisdiction of the provincial and federal courts of British Columbia.

5. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and may only be varied by further written agreement of the Trustee and the Transferee. This Agreement supersedes any previous communications, understandings and agreements between the Trustee and the Transferee.

6. Further Assurances. The parties will execute and deliver to each other such further instruments and assurances and do such further acts as may be required to give effect to this Agreement.

7. Headings. Marginal headings as used in this Agreement are for the convenience of reference only and do not form a part of this Agreement and are not to be used in the interpretation hereof.

8. Wording. Whenever the singular or masculine or neuter is used throughout this Agreement the same shall be construed as meaning the plural or feminine or body corporate when the context or the parties hereto may require.

                 [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

9. Notice. All notices and other communications that are required or permitted by this Agreement must be in writing and shall be hand delivered or sent by express delivery service or certified or registered mail, postage prepaid, to the parties at the addresses indicated below.

           IF TO THE TRUSTEE:

           Richard M. Glickman
           2377 Tyron Road
           Sidney, BC  V8L 5H8

           IF TO THE TRANSFEREE:

           Bruce G. Cousins
           4505 Emily Carr Drive
           Victoria, BC  V8X 2N5

      Any such notice shall be deemed to have been received on the earlier of the date actually received or the date five (5) days after the same was posted or sent. Either party may change its address by giving the other party written notice, delivered in accordance with this Article 9.

10. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts will together constitute but one Agreement.

      DATED effective December 8, 2004.


/s/ RICHARD M. GLICKMAN                    /s/ BRUCE G. COUSINS
-----------------------------------        -----------------------------------
RICHARD M. GLICKMAN, Trustee               BRUCE G. COUSINS
of the 2002 Aspreva Incentive Stock
Purchase Plan Trust Agreement